UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On June 25, 2015, Asta Funding, Inc. (the “Company”) determined to restate the three quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2013, March 31, 2014 and June 30, 2014, following management review of the matter with the Audit Committee of the Firm’s Board of Directors. See Item 4.02(a) below for additional information about the restatement and related matters.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 25, 2015, the Company. restated its previously-filed interim financial statements for the three quarters of fiscal year 2014. The restatement had an effect of reducing the Company’s reported net income for the nine months ended June 30, 2014 by $3.6 million. We previously reported finance income for certain portfolios of consumer receivables acquired for liquidation using the interest method (“interest method portfolios”) in accordance with the guidance of FASB Accounting Standards Codification (“ASC”), Receivables – Loans and Debt Securities Acquired with Deteriorated Credit Quality (ASC 310-30). We subsequently concluded that it is more appropriate to recognize finance income on these portfolios using the cost recovery method in accordance with ASC 310-30, and to reflect the change in accounting method in results of operations for the quarter ended December 31, 2013. The effect on the restated results of operations for the nine month period ended June 30, 2014, was a reduction of pre-tax income of $5.5 million with an associated tax benefit of $1.9 million. In addition, we identified certain immaterial pre-tax misstatements in prior periods related to our accounting for interest method portfolios accounted for under ASC 310-30. The misstatement resulted in an increase in the carrying value of interest method portfolios of approximately $6.3 million, with an associated decrease in deferred tax assets of approximately $2.7 million as of September 30, 2013. The impact of the misstatement in prior years’ financial statements was not material to any of those years, however, the cumulative effect of correcting all of the prior period misstatements in the current year would be material to our current year consolidated financial statements. As such, we have accounted for the cumulative effect of this misstatement as an adjustment to the beginning balance of retained earnings of approximately $3.6 million as of September 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: July 8, 2015	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer